UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On May 15, 2008, Behringer Harvard REIT I, Inc. (the “Company”), Behringer Harvard Operating Partnership I LP, a Texas limited partnership and the Company’s operating partnership (the “OP”), and HPT Management Services LP, a Texas limited partnership (“Manager”), entered into the Fifth Amended and Restated Property Management and Leasing Agreement (the “Amended Agreement”).  The Amended Agreement clarifies the scope of the duties that the Manager has performed, and will continue to perform, in connection with managing and coordinating the leasing of the properties owned by the Company or the OP.  In all material respects, the terms of the previous property management and leasing agreement among these parties remain unchanged.

The information set forth above with respect to the Amended Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Amended Agreement, which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 disclosure by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits.

10.1

Fifth Amended and Restated Property Management and Leasing Agreement, dated May 15, 2008, by and among Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP and HPT Management Services LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: May 15, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

Exhibit Index

Exhibit No.	Description

10.1

Fifth Amended and Restated Property Management and Leasing Agreement, dated May 15, 2008, by and among Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP and HPT Management Services LP